FOR IMMEDIATE RELEASE

AMERICAN REALTY CAPITAL TRUST REMINDS STOCKHOLDERS TO VOTE “FOR” THE REALTY INCOME MERGER

AT THE JANUARY 16, 2013 SPECIAL MEETING

Deadline for Voting by Internet or Telephone is Tuesday, January 15 at 11:59 p.m. ET

NEW YORK, January 14, 2013 — American Realty Capital Trust, Inc., (NASDAQ: ARCT) ("ARCT" or the

"Company") today reiterated its recommendation that all ARCT stockholders vote “FOR” the proposal to approve the merger with Realty Income Corporation (NYSE: O) (“Realty Income”) and the other transactions contemplated by the merger agreement at the Company’s Special Meeting of Stockholders scheduled for Wednesday, January 16, 2013. Stockholders can vote by:

•	Telephone. Call toll free: (800) 690-6903. Stockholders must have their control number in hand. Follow the instructions provided.
•	Internet. Log onto the website: www.proxyvote.com. Stockholders must have their control number in hand. Follow the instructions provided.

If a stockholder has previously voted against the transaction, they can still change their vote. A later-dated vote cast via the Internet, by telephone or a later-dated signed proxy card voting FOR the merger will cancel any previous vote. ARCT recommends that stockholders use the Internet and telephone voting options as time is short to the meeting date.

“We are encouraged by the support we have received from our stockholders in favor of the transaction, and look forward to completing the merger shortly,” said William M. Kahane, Chief Executive Officer and President of ARCT. “We strongly believe that the merger with Realty Income achieves the highest attainable value for our stockholders and also allows them to participate in the potential upside of the combined company.”

As previously announced on January 9, 2013, Institutional Shareholder Services (“ISS”) recommends that ARCT stockholders vote FOR its proposed merger with Realty Income. In making its recommendation, ISS highlighted that:

“As the significant increase in expected dividends per O share, which fundamental analysis suggests should bolster O share prices, will likely have the effect of strengthening the merger's primary currency, moreover, ARCT shareholders can reasonably expect that the full market value of the consideration they receive will continue to improve as the market recognizes this increase in the value provided by O shares.”*

As previously announced on January 7, 2013, ARCT and Realty Income signed an amendment to the previously announced definitive merger agreement (the “Merger Agreement”) under which Realty Income will now pay ARCT stockholders a one-time cash payment of $0.35 per share in addition to the existing fixed exchange ratio of 0.2874 Realty Income shares for each share of ARCT common stock that they own. The additional cash consideration of $0.35 per share totals approximately $55.5 million in additional proceeds for the ARCT stockholders, of which approximately $52.5 million is being funded by Realty Income and $3.0 million by AR Capital LLC. The transaction is expected to close in January 2013, following a vote by the stockholders of both companies.

Realty Income also announced its intention, upon closing of the merger, to increase its annualized dividend to Realty Income stockholders by $0.35 per share to an annualized rate of $2.17 per share beginning with the February 2013 distribution. This represents a $0.22 per share increase to the original dividend increase of $0.13 per share that Realty Income estimated when the transaction was initially announced.

All other terms and conditions remain the same as those set out in the Merger Agreement as described in detail in the definitive proxy mailed to Realty Income and ARCT stockholders on December 6, 2012 and available on www.sec.gov. Stockholders are encouraged to read the definitive proxy statement in its entirety, as it provides, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the board of directors' recommendation that stockholders vote "FOR" the proposed merger with Realty Income.

A Special Meeting of ARCT stockholders to consider and vote on the proposal to approve the merger and the other transactions contemplated by the merger agreement has been scheduled for January 16, 2013 at 9:00 AM ET, at The Core Club located at 66 East 55th Street, New York, New York, 10022. Stockholders of record of the Company as of December 6, 2012, will be entitled to vote at the Special Meeting.

Whether or not stockholders are able to attend the Special Meeting in person, the board urges all stockholders to vote “FOR” the proposed merger with Realty Income. Internet and telephone voting options are available and easy to follow instructions may be found in the proxy. Even if stockholders have already voted against the transaction, they can still change their vote. Signing a proxy card today cancels any card previously signed and returned. Only the latest dated proxy, Internet or telephone vote counts. Stockholders who have any questions or need assistance voting their shares should call the Company’s proxy solicitor, D.F. King & Co., Inc., toll free at 1-800-714-3305.

* Permission to use quotation was neither sought nor obtained.

About the Company

American Realty Capital Trust, Inc., a publicly traded Maryland corporation listed on The NASDAQ Global Select Market under the trading symbol "ARCT", is a leading self-administered real estate company that owns and acquires single tenant free standing commercial real estate properties that are primarily net leased on a long-term basis to investment grade rated and other creditworthy tenants. Additional information about the Company can be found on the Company's website at www.arctreit.com.

Additional Information and Where to Find It

In connection with the proposed merger, the Company and Realty Income have filed a definitive proxy statement with the SEC on December 6, 2012 and commenced mailing the definitive proxy statement and a form of proxy to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors will be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at http://ir.arctreit.com, and copies of the documents filed by Realty Income with the SEC are available free of charge on Realty Income’s website at http://www.realtyincome.com.

Participants in Solicitation

The Company, Realty Income and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s and Realty Income’s stockholders in respect of the proposed merger. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on May 21, 2012. Information regarding Realty Income’s directors and executive officers can be found in Realty Income’s definitive proxy statement filed with the SEC on March 30, 2012. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the definitive proxy statement filed in connection with the proposed merger with the SEC on December 6, 2012 and other relevant documents regarding the proposed merger filed with the SEC. These documents are available free of charge on the SEC’s website and from the Company or Realty Income, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s and Realty Income’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to whether and when the transactions contemplated by the merger agreement will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability of the Company and Realty Income to obtain the stockholder approvals required to consummate the proposed merger; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the customers of the respective parties. Additional factors that may affect future results are contained in the Company’s and Realty Income’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company and Realty Income disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

CONTACTS:

Brian D. Jones

CFO & Treasurer

American Realty Capital Trust, Inc.

646-937-6900

Investors:

Thomas Germinario / Richard Grubaugh

D.F. King & Co., Inc.

(212) 269-5550

Media:

Averell Withers / Jamie Moser / Matthew Sherman

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449